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                                                                   EXHIBIT 10.61

RALPH P. BINGGESER
Vice President
Commercial Banking
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STANDARD FEDERAL BANK N.A.                          [STANDARD FEDERAL BANK LOGO]
Member of the ABN AMRO Group

2600 West Big Beaver Road
2nd Floor, M0900-290
Troy, Michigan 48084-3318
248/822-5703
248/822-5748

                               October 11, 2002

United American Healthcare Corporation
1155 Brewery Park Blvd., Suite 200
Detroit, Michigan 48207

Attn:     Gregory Moses
          William E. Jackson II

Re:       Covenant Modifications


Dear Mr. Moses and Mr. Jackson:


This letter will document our agreement to modify certain of the financial covenants contained in the Business Loan Agreement, dated September 25, 2000, as amended November 29, 2001 (the "Loan Agreement"), between Standard Federal Bank N.A., a national banking association ("Bank"), and United American Healthcare Corporation, a Michigan corporation ("Borrower").

We have agreed that the Debt Service Coverage ratio covenant, provided for in
Section III.A.1) of the Loan Agreement, will be measured on a quarterly basis for the fiscal quarters ending September 30, 2002, December 31, 2002 and March 31, 2003 and on a trailing four quarters basis as of the end of each fiscal quarter ending on or after June 30, 2003.

We have also agreed to modify the Net Worth covenant, provided for in Section III.A.2) of the Loan Agreement, to require the Borrower to maintain a Net Worth, as defined in the Loan Agreement, of not less than $1,800,000.00 as of September 30, 2002, not less than $6,000,000.00 as of December 31, 2002, and not less than $8,000,000.00 as of the end of each fiscal quarter ending on or after March 31, 2003.

You have also agreed to pay a $5,000.00 modification fee in consideration of these covenant modifications. Please indicate your agreement to the terms outlined in this letter by signing a copy of this letter where indicated below and returning it, together with the modification fee, to me. These modifications will be effective upon our receipt of the signed copy of this letter and the modification fee.

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If you have any questions or comments concerning this matter, please do not hesitate to contact me.


                                        Very truly yours,

                                        /s/ Ralph P. Binggeser

                                        Ralph P. Binggeser
                                        Vice President


The terms of the foregoing letter are accepted and agreed to by:

United American Healthcare Corporation,
a Michigan corporation


By: /s/ Gregory Moses
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          Gregory Moses
Its:      President/Chief Executive Officer


By: /s/ William E. Jackson II
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          William E. Jackson II
Its:      Chief Financial Officer